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                                                                    Exhibit 21.1


                                 SUBSIDIARIES OF
                         INTERNATIONAL WIRE GROUP, INC.



                                                             JURISDICTION OF
                                                             INCORPORATION OR
SUSIDIARY                                                      ORGANIZATION
Wirekraft Industries, Inc.................................     Delaware
ECM Holding Company.......................................     Delaware
Wirekraft Employment Company..............................     Delaware
Electro Componentes de Mexico, S.A. de C.V................     Mexico
Wirekraft Industries de Mexico, S.A. de C.V...............     Mexico
Omega Wire, Inc...........................................     Delaware
OWI Corporation...........................................     New York
Wire Technologies, Inc....................................     Indiana
Wire Harness Industries, Inc..............................     Delaware
Camden Wire Company, Inc..................................     New York
IWG-Philippines, Inc......................................     Philippines
IWG International, Inc....................................     Barbados
International Wire Rome Operations, Inc...................     Delaware
Italtrecce-Societa Italiana Trecce & Affini S.r.l.........     Italy